P&G
                                                    The Procter & Gamble Company
News Release                                        One P&G Plaza
                                                    Cincinnati, OH 45202


                                                    FOR IMMEDIATE RELEASE


                       P&G DECLARES COMMON STOCK DIVIDEND
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     CINCINNATI, Oct. 10, 2006 - The Procter & Gamble Company (NYSE: PG)
announced today that its board of directors declared a quarterly dividend of thirty-one cents ($0.31) per share on the Common Stock and on the Series A and Series B ESOP Convertible Class A Preferred Stock of the company, payable on or after November 15, 2006 to shareholders of record at the close of business on October 20, 2006.

     The company has been paying dividends without interruption since incorporation in 1890.

About P&G
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     Three billion times a day, P&G brands touch the lives of people around the world. The company has one of the strongest portfolios of trusted, quality, leadership brands, including Pampers(R), Tide(R), Ariel(R), Always(R), Whisper(R), Pantene(R), Mach3(R), Bounty(R), Dawn(R), Pringles(R), Folgers(R), Charmin(R), Downy(R), Lenor(R), Iams(R), Crest(R), Oral-B(R), Actonel(R), Duracell(R), Olay(R), Head & Shoulders(R), Wella(R), Gillette(R), and Braun(R). The P&G community consists of over 135,000 employees working in over 80 countries worldwide. Please visit http://www.pg.com for the latest news and in-depth information about P&G and its brands.

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P&G Media Contacts:
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In the US: 1-866-PROCTER or 1-866-776-2837
International: +1-513-945-9087

P&G Investor Relations Contact:
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Chris Peterson - 513-983-2414